UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 2, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415) 946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement with Inter Asset Japan LBO No. 1 Fund

On August 2, 2009, IA Global, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Inter Asset Japan LBO No 1 Fund, an existing shareholder of the Company (the “Shareholder”). Under the terms of the Agreement, the Company agreed to issue and sell to the Shareholder 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, for an aggregate purchase price of $60,000, or $0.04 per share (the “Purchase Price”). The Company issued and sold the Shares to the Shareholder in reliance on the exemption from the registration requirements set forth in the Securities Act of 1933 (the “Securities Act”) provided under Section 4(2) of the Securities Act and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

The Agreement contains certain representations and warranties of the Shareholder and the Company, including customary investment-related representations provided by the Shareholder, as well as acknowledgements by the Shareholder that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the Shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

The Agreement also grants the Shareholder registration rights that it may exercise at its option and provides the Shareholder with a right of first offer if the Company proposes to issue securities in the future (subject to certain customary exceptions). Finally, the Shareholder has the right to demand that the Company redeem all or any portion of the Shares at any time on or after October 31, 2009, for a redemption price equal to the greater of the Purchase Price or the listed market price for the Company’s common stock as of the redemption date.

The Company expects further funding from this Shareholder.

Item 2.02. Results of Operations and Financial Condition.

Update on Status of FY2009 Form 10-K and Related Audit

As announced on July 15, 2009, the Company was not able to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (the “2009 Form 10-K”), which was originally due to be filed with the SEC on June 29, 2009. This ongoing delay is due to (i) the ongoing internal audit of Global Hotline, Inc. operations; (ii) ongoing negotiations with all Japanese lenders; and, (iii) the late and incomplete receipt of March 31, 2009 financial records from Global Hotline and Taicom Securities Co Ltd. The Company now expects to make the filing of its Annual Report on Form 10-K by August 21, 2009.

During its year-end audit, the Company has determined that approximately $5.1 million of payroll, payroll tax and social insurance taxes and income taxes for Global Hotline, Inc. (Japan and Philippines) had not been funded as of March 31, 2009. The Company is negotiating the payment schedule for these taxes on a long-term basis.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On August 5, 2009, the Company announced that Brian Hoekstra and Ryuhei Senda were appointed to the Company’s Board of Directors (the “Board”), effective as of August 2, 2009. Mr. Hoekstra and Mr. Senda will serve on the Board until our 2009 Annual Meeting of Stockholders.

Mr. Hoekstra has more than 27 years of professional experience including corporate management, strategic planning and business development, as well as extensive technical expertise in lasers, optics and materials processing. From September 1999 until June 2009, he was Founder, President and CEO of Applied Photonics, Inc., a leading laser solutions provider for the flat panel display industry with an installation base located primarily in Asia. From February 1998 until September 1999, Mr. Hoekstra was Vice President of Technology at Accudyne. From 1992 until 1998, he held various corporate positions specializing in marketing, intellectual property protection, technology transfer, and commercialization. From 1986 until 1992, he was the Deputy Director of a NASA-sponsored Commercial Center focused on space-based crystal growth. From 1983 until 1986, Mr. Hoekstra was a leading researcher at the Air Force Materials Laboratory at Wright Patterson AFB. Mr. Hoekstra graduated from Illinois Institute of Technology with a bachelor’s degree in physics in 1981, attended the U.S. Air Force Academy from 1977 until 1979, and has completed numerous professional military and continuing education courses. He has been an independent director of Amtech Systems, Inc. (ASYS) since February 19, 2007.

Mr. Senda has more than 25 years of professional experience including project and corporate management, strategic planning and business development, as well as management of investment funds. Mr. Senda was Director of Business Development of Applied Photonics, Inc., a leading laser solutions provider for the flat panel display industry from April 2004 to February 2009. He was the project manager of Mitsubishi Corporation in Japan from April 1992 to March 2004 and played key roles introducing and spreading 2D bar code in Japanese and U.S. market. At the same time, he managed the investment fund for the next generation technologies funded by Mitsubishi Corporation and certain other major Japanese companies. Mr. Senda graduated from Hitotsubashi University in Tokyo, Japan with a bachelor’s degree of business in 1981.

Messrs. Hoekstra and Senda were appointed to the Board in connection with the Company’s entry into the Agreement described in Item 1.01 of this Current Report on Form 8-K. There are no related party transactions between either Mr. Hoekstra or Mr. Senda, on the one hand, and the Company, on the other hand. As directors of the Company, Messrs. Hoekstra and Senda will be entitled to receive base director fees in the amount of $1,700 per month.

Resignation of Chief Executive Officer

On August 2, 2009, Derek Schneideman resigned as our Chief Executive Officer and as a member of the Board, effective immediately upon the Company’s filing of the 2009 Form 10-K, which the Company currently anticipates will occur on August 21, 2009. Mr. Schneideman did not resign from the Board due to any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Schneideman’s resignation, he and the Company entered into a Separation Agreement and Full Release of Claims (the “Separation Agreement”), which is effective as of August 2, 2009, subject to Mr. Schneideman’s limited right to revoke the agreement for a period of seven days. Pursuant to the Separation Agreement, the Company agreed to make the following severance payments to Mr. Schneideman:

•	$100,000 payable upon the Company’s filing of the 2009 Form 10-K with the SEC, provided that Mr. Schneideman executes the certifications required in connection with filing the 2009 Form 10-K; and
•

$100,000 payable 60 days following the effective date of Mr. Schneideman’s resignation, provided that (i) the Company’s filings with the SEC are not determined to contain materially inaccurate information, material representations or material omissions, (ii) evidence of fraud or illegal acts on the part of Mr. Schneideman is not discovered, and (iii) Mr. Schneideman has not made any misrepresentations in connection with its purchase of the Shares, as described above.

If Mr. Schneideman exercises his limited right to revoke the Separation Agreement, he will not be entitled to receive either of the payments described above. Mr. Schneideman will also be paid a total of $52,827 for accrued but unpaid salary, benefits and business expense reimbursements as of the date of the Separation Agreement.

The Separation Agreement provides that Mr. Schneideman will continue to provide services to the Company as a consultant for a period of 12 months following the effective date of his resignation as Chief Executive Officer. In exchange for such services (which include services related to preparing the Company’s proxy statement for its 2009 Annual Meeting of Stockholders), the Company will pay Mr. Schneideman $2,000 per month. The Company is entitled to terminate the consulting relationship upon 30 days advance notice and payment of the consulting fee to which Mr. Schneideman would be entitled in the 30 days following such notice.

In consideration of and for the severance payments and consulting arrangement described above, Mr. Schneideman provided a broad release in favor of the Company with respect to any and all rights, claims, demands, causes of actions and liabilities of any nature relating to his employment with the Company, the termination of such employment, and/or his entry into the Separation Agreement.

Finally, the Separation Agreement also contains customary provisions with respect to confidentiality, non-disclosure, non-solicitation, non-disparagement and Mr. Schneideman’s return of any property of the Company in his possession.

Resignation of Other Director

On August 2, 2009, Masazumi Ishii resigned as a member of the Board, effective immediately upon the Company’s filing of the 2009 Form 10-K with the SEC. Mr. Ishii’s resignation from the Board was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 6, 2009

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer